Exhibit 23(c)

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

The Board of Directors
NACT Telecommunications, Inc.

We consent to the use in this Registrtaion Statement of our report dated January 5, 1995 relating to the financial statements of NACT Telecommunications, Inc. (formerly known as National Applied Computer Technologies, Inc.), included therein, for the fiscal year ended September 30, 1994.


                                              /s/ Squire & Co.
                                              ----------------
                                                 Squire & Co.

Orem, Utah
September 30, 1997
                                       -2-